EXHIBIT 21
                                  Subsidiaries


We own 100% of all of our subsidiaries

The following are incorporated in Delaware:
Aftersoft Network N.A., Inc.
         AFS Warehouse Distribution Management, Inc.
         AFS Tire Management, Inc.
         AFS Autoservice, Inc.

The following are UK companies:
MAM Software Limited
         MAM Autopart Limited
         MAM AutoCat Limited
         MAM Autowork Limited

EXP Software Limited
         MMI Automotive Limited
         ANKA Design Limited
         Distal Enterprises Limited

Aftersoft Dealer Software Limited